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EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.



                                                    Names Under
                            Jurisdiction of       Which Subsidiary
      Name                   Incorporation         Does Business
-----------------           ---------------       ----------------

Cobb-Vantress, Inc.          Delaware           Cobb-Vantress, Inc.
Cobb Breeding Company        United Kingdom     Cobb Breeding Company
    Limited                                         Limited
Cobb Denmark A/S             Denmark            Cobb Denmark A/S
Cobb France E.U.R.L.         France             Cobb France E.U.R.L.
Cobb-Poland B.V.             Poland             Cobb-Poland B.V.
Culinary Foods, Inc.         Delaware           Culinary Foods, Inc.
Global Employment            Delaware           Global Employment
    Services Inc.                                    Services Inc.
Gorges Foodservice,          Texas              Gorges Foodservice,
    Inc.                                             Inc.
Henry House, Inc.            Michigan           Henry House, Inc.
JAC Creative Foods,          California         JAC Creative Foods,
    Inc.                                             Inc.
JAC Creative Foods (Canada)  Ontario            JAC Creative Foods,
    Inc.                                             Inc.
JAC Creative Foods of        Delaware           JAC Creative Foods Of,
    Minnesota, Inc.                                  Minnesota, Inc.
McCarty Farms, Inc.          Mississippi        McCarty Farms, Inc.
McCarty Foods, Inc.          Mississippi        McCarty Foods, Inc.
National Comp Care Inc.      Delaware           National Comp Care Inc.
Oaklawn Capital Corporation  Delaware           Oaklawn Capital
Oaklawn Capital-Mississippi, Mississippi        Oaklawn Capital-Mississippi
    LLC
TyNet Corporation            Delaware           Tynet Corporation
Tyson Breeders, Inc.         Delaware           Tyson Breeders, Inc.
Tyson Enterprise             Alaska             Tyson Enterprise
    Seafood, Inc.                                   Seafood, Inc.
Tyson Enterprise             Alaska             Tyson Enterprise
    Protein, Inc.                                   Protein, Inc.
Tyson Export Sales,          U.S. Virgin        Tyson Export Sales,
    Inc.                       Islands              Inc.
Tyson Farms, Inc.            North Carolina     Tyson Farms, Inc.
Tyson Farms of Texas,        Texas              Tyson Farms of Texas,
    Inc.                                            Inc.
Tyson Foods of Alabama       Alabama            Tyson Foods of Alabama
    Inc.                                            Inc.
Tyson Holding Company        Delaware           Tyson Holding Company
Tyson International          Bermuda            Tyson International
    Company, Ltd.                                   Company, Ltd.
Tyson International          Delaware           Tyson International
    Holding Company                                 Holding Company






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Tyson Marketing, Ltd.        Ontario            Tyson Marketing, Ltd.
Tyson Seafood Group, Inc.    Washington         Tyson Seafood Group, Inc.
Tyson Seafood Group-Japan,   Japan              Tyson Seafood Group-Japan
    Inc.
We Care Workers              Delaware           We Care Workers
    Compensation, Inc.                              Compensation, Inc.
WLR Acquisition Corp.        Delaware           WLR Acquisition Corp.
World Resource, Inc.         Delaware           World Resource, Inc.



     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X have been excluded from this exhibit.

AAFC Holdings, Ltd.          Yukon corporation
AAFC International, Inc.     U.S. Virgin Islands corporation
Arctic Fisheries             Washington corporation
OffShore Ventures, Inc.      Washington corporation
Oaklawn Sales, Ltd.          British Virgin Islands




































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